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                                                                 EXHIBIT 10.16

                       EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT is made effective the 11th day of October, 1996, by and between TANISYS TECHNOLOGY, INC., a Wyoming corporation, with principal offices located at 12201 Technology Blvd., Suite 130, Austin, Texas 78727 (hereinafter referred to as the "Employer"), and Guy Fielder, a resident of Houston, Texas (hereinafter referred to as the "Employee").

                            WITNESSETH:

     WHEREAS, the Employer desires to employ the Employee, and the Employee and Employer desire to enter into an agreement relating to such employment, outlining the duties and obligations of each:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

                     ARTICLE I - DEFINITIONS

     1.1 "Confidential Information" shall mean any and all information held in confidence by Employer including information relating to Employer's Inventions (as defined below), and to Employer's trade secrets including concepts, prototypes, algorithms, research and development, technology strategies, product strategies, marketing strategies, supplier lists, customer lists, personnel lists, personnel assignments, business relationships, business opportunities, legal proceedings, finances, and assets. Confidential Information further shall include information made available to Employer by other parties under a confidential relationship.

     1.2 "Invention(s)" shall mean any idea, innovation, concept, creation, discovery, development, technique, algorithm, method, process, procedure, prototype, hardware, software, product, improvement, or enhancement, whether or not protectable by patent, copyright, trade secret or mask work, and whether or not reduced to practice, but which is (a) within the scope of Employer's current, later existing, or anticipated business and


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technology, and (b) is created, conceived, discovered, invented, reduced to practice, developed, or made by Employee during the term of employment by Employer, whether individually or jointly with others.

     1.3  "Intellectual Property Rights" shall mean:

          1.3.1 All rights, title and interests in all Letters Patent and applications for Letters Patent including any reissue, division, continuation or continuation-in-part applications throughout the world now or hereafter filed;

          1.3.2 All rights, title and interests in all trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries;

          1.3.3 All rights, title and interests in all mask work registrations, copyrights, and copyrighted interests, and all mask work registration rights, copyright rights and other literary property or author's rights, whether or not protectable by copyright or by mask work registration; and

          1.3.4 All rights, title and interests in any and all know-how and show-how, whether or not patentable, copyrightable or protectable by trade secret or mask work registration.

                         ARTICLE 2 - TERMS AND CONDITIONS

     2.1 EMPLOYMENT.    The Employer agrees to employ the Employee, and the
Employee agrees to be employed by the Employer, subject to the terms and conditions set forth herein.

     2.2  TERM.    Subject to the provisions hereof, the term of the
Employee's employment by the Employer under this Agreement shall expire November 1, 1997; provided that such term of employment shall continue thereafter unless and until terminated by either the Employer or the Employee upon no less than one hundred twenty (120) days prior written notice to the other of the desire to terminate such employment. The term of the


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Employee's employment hereunder, including any continuation of the original term, is hereinafter referred to as the "Employment Period."

     2.3  POSITION AND DUTIES.    During the Employment Period, the Employee
shall serve as Vice President of Engineering of the Employer with such assignments, powers and duties as are assigned or delegated to him by the President of the Employer. Such assignments, powers and duties may, from time to time, be modified by the Employer, as the Employer's needs may require. The Employee shall also, at the request of the Employer, perform similar services for any Affiliate (as hereinafter defined) of the Employer without additional compensation. Except as set forth in an Amendment to the Agreement signed by both parties and effective on the 17th day of October 1996, the Employee agrees to devote all of his business time, skill, attention and best efforts to the business of the Employer and its Affiliates in the advancement of the best interests of the Employer and its Affiliates. As used in this Agreement, the term "Affiliate" of the Employer means any person or corporation that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under the control of the Employer.

     2.4  COMPENSATION.

          A. For all services rendered by the Employee to the Employer during the Employment Period, the Employer shall pay the Employee a salary at the rate of $96,000 per year. The compensation is to be payable, subject to such withholdings as are required by law, in installments in accordance with the Employer's customary payroll practices.

          B. Contingent upon the approval by the Board of Directors, you will be granted an option to purchase 100,000 shares of its common stock at an option price determined by the policies, guidelines, rules and regulations of the Vancouver Stock Exchange. One third of such option shall vest on each of the first, second and third anniversaries of the date of grant and shall expire five (5) years from the date of grant.

     2.5  OFFICE FACILITIES.    During the Employment Period, the Employer
will furnish the Employee, without charge, suitable office facilities for the purpose of performing his duties hereunder, which facilities shall include secretarial, telephone, clerical and support personnel and services and shall be similar to those furnished to employees of the Employer having comparable positions.


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     2.6  FRINGE BENEFITS; VACATIONS.  During the Employment Period, the
Employee shall be entitled to participate in or receive benefits under such pension, medical and life insurance and other employee benefit plans of the Employer which may be in effect from time to time, to the extent he is eligible under the terms of those plans, on the same basis as other employees of the Employer having comparable positions.

     2.7  EXPENSES.

          A. Subject to such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Employer and compliance therewith by the Employee, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder, and the Employer will reimburse Employee for such reasonable out-of-pocket expenses upon the presentation by the Employee of an itemized account and receipts satisfactory to the Employer.

          B. The Employee will be reimbursed up to, but not to exceed $5,000.00 for the costs of moving personal effects from his current place of residence to the Austin area. This is to be used within 12 months of the signing of this agreement.

     2.8  TERMINATION.

          A. If the Employee dies or becomes disabled during the Employment Period, the Employee's salary and other rights under this Agreement or as an employee of the Employer (except for salary and other rights accrued prior thereto) shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Employee shall be deemed to be "disabled" if, at any time during the Employment Period, the Employee shall have been unable to perform the duties of his employment hereunder due to physical or mental incapacity for a period of ninety (90) days or any ninety (90) days in a period of two hundred seventy (270) days.

          B. If the Employee fails to perform his duties hereunder or to comply with any of the provisions hereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty, the Employment Period and the Employee's salary and other rights under this Agreement as an employee of the Employer, subject to Section 2.8(C) below, shall terminate upon written notice from the Employer to the Employee, but such termination


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shall not affect the liability of the Employee by reason of his misconduct, malfeasance, gross negligence or disloyalty.

          C. If it is determined that the Employer has terminated the Employee without cause as determined in accordance with Section 2.8(B) above, the Employee will not be subject to the provisions of Section 2.10, COVENANT NOT TO COMPETE, herein.

     2.9  COVENANT NOT TO DISCLOSE.    Employee covenants and agrees to hold
in strict confidence, and not disclose to others, any Confidential Information or Inventions in any form. Employee further covenants and agrees that Confidential Information and Inventions shall only be used in the performance of work for Employer and its Affiliates, and otherwise be held in trust for the sole benefit of Employer, and its Affiliates, successors and assigns.

     2.10 COVENANT NOT TO COMPETE.    As a reasonable precaution against
unauthorized disclosure and use of Confidential Information and Inventions disclosed to Employee in the performance of Employee's duties during the period of employment by Employer. Employee covenants and agrees that for a period of one (1) year after the voluntary resignation of the Employee or termination for cause as outlined in Section 2.8(B) above, Employee will not engage in any work relating to electronic products for workstations, network servers, peripheral products, personal computers, memory test equipment and touch sensory products within the State of Texas.

     2.11 DUTY OF DISCLOSURE TO EMPLOYER.     Employee agrees to promptly
disclose to Employer all Confidential Information and Inventions which come into Employee's possession or to which Employee is exposed during the period of employment by Employer. Employee further agrees to promptly disclose to Employer all business opportunities which come to Employee's attention during the period of employment by Employer and which relate to Employer's business or technology.

     2.12 ESSENTIAL NATURE OF COVENANTS.    The covenants of the Employee
contained in Sections 2.9 and 2.10 shall be construed as independent of any other provision of this Agreement; and the existence of any claim or cause of action of the Employee against the Employer or any of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of said covenants. The


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Employee understands that the covenants contained in Sections 2.9 and 2.10 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Employee to Sections 2.9 and 2.10, the Employer would not have agreed to enter into such transactions.

     2.13 TITLE RIGHTS.   All Intellectual Property Rights in and to
Confidential Information and Inventions are and shall remain vested in Employer. Further, Employee agrees that all copyrightable works prepared under this Agreement are "works made for hire' under applicable copyright laws.

          2.13.1 Employee agrees to assign and hereby assigns to Employer all Intellectual Property Rights that Employee may now or hereafter have in Confidential Information and Inventions. Employee agrees to take such action, including, but not limited to, the execution, acknowledgment, delivery and preparation of documents, and the giving of testimony, as may be requested by Employer to evidence, transfer, vest or confirm Employer's rights, titles, and interests in Confidential Information and Inventions.

          2.13.2 Employee hereby waives all moral rights in copyrightable works, including but not limited to the rights of attribution and integrity arising under the copyright and equivalent laws throughout the world.

          2.13.3 Employee shall not contest the validity of any copyright, any trademark, or any mask work registration owned by or vesting in Employer under this Agreement.

          2.13.4 NOTICE: Notwithstanding the provisions of Section 2.13.1 above, this Agreement does not obligate Employee to assign or offer to assign to Employer any of Employee's rights in an invention which:

                  (i) was conceived and reduced to practice without the use of equipment, supplies, facilities, Confidential Information, or Inventions of Employer;

                 (ii) was conceived and reduced to practice entirely on Employee's own time; and

                (iii) does not relate to the current, later existing or reasonably anticipated business and technology of Employer.


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     2.14 REMEDIES.    In the event of a breach or threatened breach by
the Employee of Section 2.9 or 2.10, the Employer shall be entitled to a temporary restraining order and an injunction restraining the Employee from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

     2.15 WAIVER OF BREACH.    The waiver by one party of a breach of any
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party, whether of a same or different nature.

     2.16 BINDING EFFECT.    This Agreement shall inure to the benefit of
and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement, being personal, cannot be assigned.

     2.17 SEVERABILITY.    The invalidity of all or any part of any
section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is unenforceable, such provision shall be interpreted to be reformed as necessary to become enforceable.

     2.18 COUNTERPARTS.    This Agreement may be executed in any number of
counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitutes one and the same instrument.

     2.19 GOVERNING LAW.    This Agreement shall be construed (both as to
validity and performance) and enforced in accordance with and governed by the laws of the State of Texas.

     2.20 NOTICE.    All Notices which are required or may be give under
this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first-class mail, postage prepaid, return receipt requested, if to the Employee at 6546 Auden, Houston, Texas, 77005, or if to the Employer, at the address listed above, or to such other address as such party shall have specified by notice to the other party hereto as provided in this section.

     2.21 ENTIRE AGREEMENT.    This Agreement and the Amendment to this
Agreement effective October 17, 1996, which is incorporated herein and made a part hereof,


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constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understanding and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.


TANISYS TECHNOLOGY, INC.

By: /s/ GARY W. PANKONIEN
   ---------------------------------------
Name:  Gary W. Pankonien
Title: President & Chief Operating Officer


/s/ GUY FIELDER
------------------------------------------
GUY FIELDER






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                    ADDENDUM A TO EMPLOYMENT AGREEMENT

     Mr. Guy L. Fielder and Mr. Paul N. Alito, each a U.S. citizen and respectively residing at 6546 Auden, Houston, Texas 77005, and 11626 Gatesden Drive, Tomball, Texas 77375 (hereafter "Innovators"), and Tanisys Technology, Inc., a United States corporation with principal officers at 12201 Technology Boulevard, Suite 130, Austin, Texas 78727 (hereafter "Tanisys"), agree that Innovators have independently developed prior to their employment by Tanisys the following confidential and proprietary technology on which they are now filing patent applications:

     "Authentication and encryption communications technology, both with and without unique tamper resistant security modules (TRSMs), for authenticating originating systems, answering systems, and TRSM systems occurring singularly or in networks, and encrypting information to be exchanged among such systems with encryption keys which are highly resistant to cryptographic analysis and brute force trial and error attacks, and encryption key management processes which do not require the maintenance of key directories."

     Innovators will be continuing their research and development of the above technology during their employment by Tanisys, and Tanisys agrees that all rights, title, interests, and intellectual property rights, including patent, copyright, trademark, mask work, and trade secret rights, in the above technology and in all modifications, improvements, enhancements and derivatives of the above technology either conceived or made by Innovators before, during or after Innovators employment by Tanisys, are owned solely by and vested solely in Innovators to the complete exclusion of Tanisys.

NOW THEREFORE, the parties have signed or have caused this Addendum to be signed by their duly authorized representative.

Tanisys Technology, Inc.           Guy L. Fielder           Paul N. Alito

By: /s/ GARY W. PANKONIEN         /s/ GUY L. FIELDER       /s/ PAUL N. ALITO
   -------------------------      ---------------------    --------------------
       Gary W. Pankonien            Date:  10/17/96         Date: 10/17/96
Title: President and COO
Date:  10/17/96